Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Bobby R. Smith, Jr., Chief Executive Officer, President and Treasurer of Dragon’s Lair Holdings, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.     the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:  February 4, 2010

By:  /s/ Bobby R. Smith, Jr.
              Bobby R. Smith, Jr.
              Chief Executive Officer, President and Treasurer
              (Principal Accounting Officer)